EXECUTION COPY


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                      WACHOVIA BANK, NATIONAL ASSOCIATION
                                  as Servicer,


              WACHOVIA ASSET SECURITIZATION, INC. 2003-HE2 TRUST,
                                   as Issuer,


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                as Paying Agent


                                      and


                        U.S. BANK NATIONAL ASSOCIATION,
                              as Indenture Trustee






                            ------------------------
                              SERVICING AGREEMENT

                            Dated as of July 2, 2003
                            ------------------------



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


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I     Definitions......................................................1

      Section 1.01    Definitions..............................................1

      Section 1.02    Other Definitional Provisions............................1

      Section 1.03    Interest Calculations....................................2

ARTICLE II    Representations and Warranties...................................2

      Section 2.01    Representations and Warranties Regarding the Servicer....2

      Section 2.02    Representations and Warranties of the Issuer.............4

      Section 2.03    Enforcement of Representations and Warranties............4

ARTICLE III   Administration and Servicing of Mortgage Loans...................5

      Section 3.01    The Servicer.............................................5

      Section 3.02    Collection of Certain Mortgage Loan Payments.............7

      Section 3.03    Custodial Duties.........................................9

      Section 3.04    Withdrawals from the Custodial Account..................10

      Section 3.05    Maintenance of Hazard Insurance; Property
                      Protection Expenses.....................................12

      Section 3.06    Modification Agreements.................................14

      Section 3.07    Trust Estate; Related Documents.........................14

      Section 3.08    Realization upon Defaulted Mortgage Loans...............15

      Section 3.09    Management and Sale of REO Property.....................16

      Section 3.10    Issuer and Indenture Trustee to Cooperate...............16

      Section 3.11    Compensation; Payment of Certain Expenses...............17

      Section 3.12    Annual Statement as to Compliance.......................17

      Section 3.13    Annual Servicing Report.................................18

      Section 3.14    Access to Certain Documentation and
                      Information Regarding the Mortgage Loans................18

      Section 3.15    Maintenance of Certain Servicing Insurance Policies.....18

      Section 3.16    Information Required by the Internal Revenue Service
                      and Reports of Foreclosures and Abandonments of
                      Mortgaged Property......................................18

      Section 3.17    Assignments; Recordings of Assignments..................19

      Section 3.18    [Reserved]..............................................19

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----

      Section 3.19    Funding Accounts........................................19

      Section 3.20    [Reserved]..............................................21

      Section 3.21    P&I Advances............................................21

      Section 3.22    Transfer of Mortgage Loans..............................21

      Section 3.23    Notice of Rating Change.................................22

      Section 3.24    Calculation of LIBOR, Note Rate, Net WAC Rate and
                      Maximum Auction Rate....................................23

ARTICLE IV    Servicing Certificate...........................................23

      Section 4.01    Statements to Securityholders...........................23

      Section 4.02    Tax Returns and 1934 Act Reports........................26

ARTICLE V     Note Payment Account............................................26

      Section 5.01    Note Payment Account....................................26

ARTICLE VI    The Servicer....................................................27

      Section 6.01    Liability of the Servicer...............................27

      Section 6.02    Merger or Consolidation of, or Assumption of the
                      Obligations of, the Servicer............................27

      Section 6.03    Limitation on Liability of the Servicer and Others......27

      Section 6.04    Servicer Not to Resign..................................28

      Section 6.05    Delegation of Duties....................................29

      Section 6.06 Payment of Indenture Trustee's, the Paying Agent's and Owner Trustee's Fees and Expenses; Indemnification..29

ARTICLE VII   Default.........................................................31

      Section 7.01    Servicing Default.......................................31

      Section 7.02    Indenture Trustee to Act; Appointment of Successor......33

      Section 7.03    Notification to Securityholders.........................34

ARTICLE VIII  Miscellaneous Provisions........................................35

      Section 8.01    Amendment...............................................35

      Section 8.02    Exhibits................................................35

      Section 8.03    GOVERNING LAW...........................................35

      Section 8.04    Notices.................................................35

                               TABLE OF CONTENTS
                                (Continued)
                                                                            Page
                                                                            ----

      Section 8.05    Severability of Provisions..............................36

      Section 8.06    Protection of Confidential Information..................36

      Section 8.07    Third-Party Beneficiaries...............................36

      Section 8.08    Counterparts............................................36

      Section 8.09    Effect of Headings and Table of Contents................36

      Section 8.10    Termination upon Purchase by the Servicer or
                      Liquidation of All Mortgage Loans; Partial Redemption...36

      Section 8.11    Certain Matters Affecting the Indenture Trustee
                      and the Paying Agent....................................37

      Section 8.12    Owner Trustee, Paying Agent and Indenture Trustee
                      Not Liable for Related Documents........................37

EXHIBITS

EXHIBIT A - MORTGAGE LOAN SCHEDULE...........................................A-1

EXHIBIT B - COLLECTION POLICY............................................... B-1

EXHIBIT C - LIMITED POWER OF ATTORNEY........................................C-1

EXHIBIT D - FORM OF REQUEST FOR RELEASE......................................D-1

     This Servicing Agreement, dated as of July 2, 2003 (the "Agreement"), is among Wachovia Bank, National Association, as servicer (the "Servicer"), the Wachovia Asset Securitization, Inc. 2003-HE2 Trust, as issuer (the "Issuer"), Wachovia Bank, National Association, as Paying Agent (the "Paying Agent"), and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee").

                                   WITNESSETH:

     WHEREAS, pursuant to the terms of the Purchase Agreement (as defined herein), Wachovia Bank, National Association, as seller (in such capacity, "Seller") and as servicer, will sell to Wachovia Asset Securitization, Inc., as purchaser (in such capacity, the "Purchaser"), the Initial Mortgage Loans on the Closing Date, and may sell Subsequent Mortgage Loans on one or more Subsequent Transfer Dates, together with the Related Documents on the Closing Date and any Subsequent Transfer Date, and thereafter all Additional Balances created on or after the Cut-Off Date and any such Subsequent Transfer Date;

     WHEREAS, Wachovia Asset Securitization, Inc., as depositor (in such capacity, the "Depositor"), will sell the Initial Mortgage Loans and assign all of its rights under the Purchase Agreement to the Issuer, together with the Related Documents on the Closing Date, and thereafter Subsequent Mortgage Loans and Additional Balances relating to the Mortgage Loans created on or after the Cut-Off Date;

     WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue the Certificates;

     WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue the Notes; and

     WHEREAS, pursuant to the terms of this Agreement, the Servicer will service the Mortgage Loans directly or through one or more Subservicers.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

     Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the indenture dated as of July 2, 2003 (the "Indenture"), among the Issuer, the Paying Agent and the Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02 Other Definitional Provisions.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean
"including without limitation"; "or" shall include "and/or"; and the term "proceeds" shall have the meaning ascribed thereto in the UCC.

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

     Section 1.03 Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Notes shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360-days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

                                   ARTICLE II

                         Representations and Warranties

     Section 2.01 Representations and Warranties Regarding the Servicer. The Servicer represents and warrants to the Issuer, the Enhancer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, as of the Closing
Date:

     (a) The Servicer is a national banking association duly organized and validly existing under the laws of the United States of America and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan;

     (b) The Servicer has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement, has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

     (c) The Servicer is not required to obtain the consent of any other Person or any consents, licenses, approvals or authorizations from, or registrations or declarations with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

     (d) The execution and delivery of this Agreement by the Servicer and the performance and compliance with the terms of this Agreement by the Servicer will not violate the Articles of Association or Bylaws of the Servicer, or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its respective assets;

     (e) No litigation is currently pending, or to the knowledge of the Servicer threatened, against the Servicer, that in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

     (f) This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws; and

     (g) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its respective properties or might have consequences that would materially adversely affect the respective performance of the Servicer hereunder.

     The foregoing representations and warranties shall survive any termination of the Servicer hereunder.

     Section 2.02 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Servicer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, as of the Closing Date:

     (a) the Issuer is a statutory trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

     (b) the execution and delivery by the Issuer of this Agreement and the performance by the Issuer of its obligations under this Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of limited liability companies. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.

     Section 2.03 Enforcement of Representations and Warranties. The Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Mortgage Loans, or the Issuer, shall enforce the representations and warranties of the Seller pursuant to the Purchase Agreement. Upon the discovery by the Seller, the Depositor, the Servicer, the Indenture Trustee, the Enhancer or the Issuer of a breach of any of the representations and warranties made by the Seller in the Purchase Agreement, in respect of any Mortgage Loan which materially and adversely affects the interests of the Securityholders or the Enhancer, the party discovering such breach shall give prompt written notice to the other parties. The Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Purchase Agreement, the Seller either (i) cure such breach in all material respects within 90 days from the date the Seller was notified of such breach or (ii) purchase such Mortgage Loan from the Issuer at the price and in the manner set forth in Section 3.1(d) of the Purchase Agreement; provided, however, that the Seller shall, subject to the conditions set forth in the Purchase Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Mortgage Loan. In the event that the Seller elects to substitute one or more Eligible Substitute Loans pursuant to
Section 3.1(d) of the Purchase Agreement, the Seller shall deliver to the Servicer, in accordance with the Purchase Agreement, with respect to such Eligible Substitute Loans, the original Loan Agreement, the Mortgage, and such other documents and agreements as are required by the Purchase Agreement. Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding
Payment  Date  except  to the  extent  that a payment  less than the  applicable
Minimum Monthly Payment has been received by the Issuer for such month in respect of the Mortgage Loan to be removed. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Mortgage Loan and the substitution of the Eligible Substitute Loans and the Servicer shall promptly deliver the amended Mortgage Loan Schedule to the Owner Trustee and Indenture Trustee.

     It is understood and agreed that the obligation of the Seller to cure such breach or purchase or substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, against the Seller. In connection with the purchase of or substitution for any such Mortgage Loan by the Seller, the Issuer shall assign to the Seller all of its right, title and interest in respect of the Purchase Agreement applicable to such Mortgage Loan.

                                  ARTICLE III

                 Administration and Servicing of Mortgage Loans

     Section 3.01 The Servicer.

     (a) The Issuer, by execution and delivery of this Agreement, does hereby appoint the Servicer for, and subject to the terms of this Agreement, the Servicer assumes responsibility for, the servicing of the Mortgage Loans. Each original Mortgage File and any Related Documents delivered to the Servicer by the Seller pursuant to the provisions of this Agreement and any Subsequent Transfer Agreement shall be held in trust by the Servicer for the benefit of the Trust in accordance with the terms of this Agreement. The Servicer's possession of any portion of any original Mortgage File, any Related Documents or copies thereof shall be maintained in accordance with the provisions of this Agreement to facilitate the servicing of the related Mortgage Loans pursuant to this Agreement.

     (b) The Servicer shall service and administer the Mortgage Loans in a manner generally consistent with the terms of this Agreement and the collection policy set forth on Exhibit B (the "Collection Policy") and in a manner that shall be normal and usual in its mortgage servicing activities. Subject to the Collection Policy and the terms of this Agreement (including without limitation Sections 3.08 and 3.09), the Servicer shall have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Issuer, the Paying Agent and the Indenture Trustee for the performance of its duties and obligations hereunder.

     The Servicer will at all times apply the same standards and follow the same procedures with respect to the decision to commence litigation, and in prosecuting and litigating with respect to the Mortgage Loans as it applies and follows with respect to mortgage loans like the Mortgage Loans generally.

     (c) The Servicer shall enforce the respective rights and interests of the Issuer and the Indenture Trustee in and under each Mortgage Loan, including the Mortgaged Property and any other related security. The Servicer is hereby authorized and empowered, in performing its duties hereunder, subject to the limitations set forth herein, to execute and deliver, on behalf of itself, the Issuer, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. The Issuer and the Indenture Trustee, as applicable, shall execute any powers of attorney and other documents furnished to them by the Servicer and necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. In addition, the Servicer may, at its own discretion, obtain credit information in the form of a "credit score" from a credit repository. On the Closing Date, the Indenture Trustee shall deliver to the Servicer a limited power of attorney substantially in the form of Exhibit C hereto.

     No costs incurred by the Servicer in respect of Servicing Advances shall, for the purposes of distributions to the Noteholders, be added to the amount owing under the related Mortgage Loan.

     Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and management procedures with respect to REO Property) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans similar to the Mortgage Loans and giving due consideration to the Noteholders' and the Trust's reliance on the Servicer.

     If the Mortgage did not have a Lien senior to the related Mortgage Loan on the related Mortgaged Property as of the Cut-Off Date or related Subsequent Cut-Off Date, as applicable, then the Servicer, in such capacity, may not consent to the placing of a Lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage had a Lien senior to the related Mortgage Loan on the related Mortgaged Property as of the Cut-Off Date or related Subsequent Cut-Off Date, as applicable, then the Servicer, in such capacity, may consent to the refinancing of such prior senior Lien, provided that (i) the resulting CLTV of such Mortgage Loan is no higher than the greater of the CLTV prior to such refinancing or 100%; (ii) the interest rate for the loan evidencing the refinanced senior Lien is no higher than the interest rate on the loan evidencing the existing senior Lien immediately prior to the date of such refinancing (meaning, in the case of an adjustable rate loan, a substantially similar index and a gross margin no higher than that of the existing senior
Lien); and (iii) the loan evidencing the refinanced senior Lien is not subject to negative amortization.

     In connection with servicing the Mortgage Loans, the Servicer may take reasonable actions to encourage or effect the termination of Loan Agreements that have become dormant.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Issuer, the Paying Agent and the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (d) The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the Mortgage Loans, provided that notwithstanding such appointment, the Servicer shall remain liable for the performance of all servicing duties delegated by it. The Servicer shall provide written notice to the Indenture Trustee, the Paying Agent and the Enhancer upon entering into a Subservicing Agreement. References in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer and any amount actually received by such Subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the
Subservicer have agreed. With the approval of the Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. The Servicer and the Subservicer may enter into amendments to the related Subservicing Agreements; provided, however, that any such amendments shall not cause the Mortgage Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Servicer or the Subservicer, the Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing Subservicing Agreement with any Subservicer in accordance with the terms of the applicable Subservicing Agreement or assume the terminated Servicer's rights and obligations under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

     As part of its servicing activities hereunder, the Servicer, for the benefit of the Indenture Trustee, the Paying Agent, the Enhancer and the Securityholders, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

     Section 3.02 Collection of Certain Mortgage Loan Payments.

     (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and generally consistent with the Collection Policy, follow such collection procedures as shall be normal and usual in its general mortgage servicing activities and consistent with the procedures the Servicer employs in servicing all other Mortgage Loans in the servicing portfolio with characteristics similar to those of the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge, penalty interest or other fees which may be collected in the ordinary course of servicing a Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid; provided, however, that such arrangement is consistent with the Servicer's policies with respect to home equity mortgage loans. The Servicer may also extend the Due Date for payment due on a Mortgage Loan in accordance with the Collection Policy; provided, however, that the Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the Lien of the related Mortgage or the interests of the Securityholders or the Enhancer, and the Servicer shall not grant any such waiver or extension that would have any such effect. Consistent with the terms of this Agreement, the Servicer may also:

          (i) waive, modify or vary any term of any Mortgage Loan (including reduce the Credit Limit);

          (ii) consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor;

          (iii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid;

          (iv) forgive any portion of the amounts contractually owed under the Mortgage Loan;

          (v) capitalize past due amounts owed under the Mortgage Loan by adding any amounts in arrearage to the existing principal balance of the Mortgage Loan (a "Capitalization Workout") which will result in an increased monthly payment amount, provided that: (A) the amount added to the existing principal balance of the Mortgage Loan (the "Capitalized Amount") shall be no greater than five times the Mortgagor's current Minimum Monthly Payment amount; and (B) the Servicer shall not enter into a Capitalization Workout unless the CLTV of the Mortgage Loan prior to the Capitalization Workout equals or exceeds 80% and the Mortgagor has qualified for the Capitalization Workout under the Servicer's servicing guidelines; or

          (vi) reset the maturity date for the Mortgage Loan, but in no event shall such reset date extend beyond the end of the Collection Period preceding the Final Payment Date;

or any combination of the foregoing, if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Securityholders or the Enhancer; provided, however, that the Servicer may not, pursuant to this Section 3.02, modify or permit any Subservicer to modify any Mortgage Loan (including without limitation any modification that would change the Loan Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date of such Mortgage Loan) unless such Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable or except as provided in Section 3.06. In connection with any such waiver, modification, postponement or indulgence, the Servicer shall use reasonable efforts to maximize the receipt of principal and interest thereon. The general terms of any waiver, modification, forgiveness, postponement or indulgence with respect to any of the Mortgage Loans will be included in the Servicing Certificate, and such Mortgage Loans will not be considered "delinquent" for the purposes of the Basic Documents so long as the Mortgagor complies with the terms of such waiver, modification, forgiveness, postponement or indulgence.

     Section 3.03 Custodial Duties.

     (a) The Servicer is hereby appointed as custodian of the documents in each Mortgage File.

     (b) The Servicer shall establish the Custodial Account, which shall be an Eligible Account, titled "Wachovia Asset Securitization, Inc. 2003-HE2 Trust Custodial Account," in which the Servicer or the Issuer, as applicable, shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Mortgage Loans received by it subsequent to the applicable Cut-Off Date or Subsequent Cut-Off Date (other than in respect of the payments referred to in the following paragraph), within one Business Day following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

          (i) all payments of principal of or interest on the Mortgage Loans (other than amounts in respect of the Excluded Amount) received or advanced by the Servicer, net of any portion of the interest thereof retained by any Subservicer as subservicing fees;

          (ii) Net Liquidation Proceeds, net of any related Foreclosure Profit and all Subsequent Net Recovery Amounts;

          (iii) all proceeds of any Mortgage Loans repurchased by the Seller pursuant to the Purchase Agreement, including any indemnity payments paid by the Seller pursuant to Section 3.1(d) of the Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Loan pursuant to the Purchase Agreement;

          (iv)  Insurance  Proceeds,   other  than  Net  Liquidation   Proceeds,
resulting from any insurance policy maintained on a Mortgaged Property;

          (v) REO proceeds and Condemnation Proceeds; and

          (vi)  amounts  required  to  be  paid  by  the  Servicer  pursuant  to
Section 6.06;

provided, however, that with respect to each Collection Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Custodial Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties, payable by Mortgagors (such amounts to be retained as additional servicing compensation in accordance with Section 3.10 hereof), or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding, and pay such amount to the Person entitled to such amount. The Servicer shall retain all Foreclosure Profits as additional servicing compensation. Payments and collections allocable to an Excluded Amount shall not be deposited into the Custodial Account, the Distribution Account or the Note Payment Account, but shall be distributed by the Servicer to the Seller pursuant to Section 3.04.

     If the Servicer makes any P&I Advances pursuant to Section 3.21 the Servicer shall be entitled to reimbursement itself by withdrawing from the Custodial Account, as provided herein, any amounts so advanced. The Servicer may cause the institution maintaining the Custodial Account to invest any funds in the Custodial Account in Permitted Investments, which investments shall mature not later than the Business Day preceding the next succeeding Payment Date, and which investments shall not be sold or disposed of prior to maturity. In addition, no such Permitted Investment shall be purchased at a price in excess of par. Except as provided above, all income and gain realized from any such investment shall inure to the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

     (c) The Servicer shall promptly report in writing to the Owner Trustee, the Paying Agent and the Indenture Trustee any material failure on the Servicer's part to hold the Mortgage Files and maintain its records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Following the occurrence of a Servicing Default as set forth in
Section 7.01(a)(iii) or (iv), the Issuer or the Indenture Trustee shall immediately terminate the rights of the Servicer to perform the duties as custodian with respect to the Mortgage Files for the Mortgage Loans. Following the occurrence of a Servicing Default as set forth in Section 7.01(a)(i) or
(ii), the Issuer or the Indenture Trustee shall, upon 60 days prior written notice, terminate the rights of the Servicer to perform the duties as custodian with respect to the Mortgage Files for the Mortgage Loans. Upon the termination of the Servicer's rights to perform the duties as custodian with respect to any Mortgage Files, the Servicer shall deliver each such Mortgage File to the Indenture Trustee or its designee in accordance with the instructions of the Indenture Trustee.

     (d) Upon taking possession of the Mortgage Files, the Servicer shall (i) maintain possession of the Mortgage Files and (ii) exercise the same degree of care with respect to the possession of the Mortgage Files as it would if they were its own property. The Mortgage Files shall at all times be held by the Servicer segregated from any similar documents. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that other servicers exercise with respect to the loan files relating to all comparable loans that they service. Mortgage Files shall be held for the benefit of the Indenture Trustee and the Securityholders.

     Section 3.04 Withdrawals from the Custodial Account. The Servicer shall, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.02 that are attributable to the Mortgage Loans for the following purposes:

     (a) on each Determination Date, the Servicer shall determine the pro rata portion of the Interest Collections from the related Loan Group deposited into the Custodial Account with respect to the related Collection Period that relate to the Additional Balance Increase Amount and, prior to 1:00 p.m. (EST) on the Business Day prior to the related Payment Date, the Servicer shall withdraw such amounts from the Custodial Account and deposit such amounts into the Distribution Account for distribution to the Certificateholders pursuant to
Section 5.01 of the Trust Agreement;

     (b) on each Determination Date, the Servicer shall determine the aggregate amounts to be withdrawn from the Custodial Account and applied pursuant to
Section 3.05(a) of the Indenture and, prior to 1:00 p.m. (EST) on the Business Day prior to the related Payment Date, the Servicer shall withdraw such amounts from the Custodial Account and deposit such amounts into the Note Payment
Account, the applicable Funding Account or the Distribution Account, in each case in accordance with Section 3.05 of the Indenture and in the order of priority set forth in Section 3.05(a) of the Indenture for such Payment Date and in accordance with the Servicing Certificate;

     (c) to pay to the Seller any monthly payments received from the Mortgagors, the amount of such payment that represents interest accrued on the related Mortgage Loan for any period prior to the Cut-Off Date or Subsequent Cut-off Date, as applicable;

     (d) during the Group I Revolving Period and the Managed Amortization Period for the Class A-I-1 Notes and the Group II Revolving Period and the Managed Amortization Period for the Class A-II Notes, from Principal Collections on the Mortgage Loans in the related Loan Group, and, on or after the Payment Date occurring in January 2004, if Principal Collections are not sufficient from Group Excess Spread from the related Loan Group, to pay to the Seller, as designee of the Depositor, the amount of any Additional Balances, as and when created during the related Collection Period, but only to the extent that amounts on deposit in the related Funding Account are not sufficient for such purpose; provided that Excess Spread shall not be so applied if the Enhancer has not been reimbursed for all draws made under the Policy, with interest; and provided further that Excess Spread (calculated with respect to the following Payment Date) in the Custodial Account will not be applied to purchase
Additional Balances to the extent that after such purchase the Overcollateralization Amount would exceed the Overcollateralization Target Amount, or the Total Overcollateralization Amount would exceed the Total Overcollateralization Target Amount, calculated in each case as of the following Payment Date;

     (e) to the extent deposited to the Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.05, for Servicing Advances, for fees payable pursuant to Section 3.08, for expenses
payable  pursuant  to  Section 3.10,   for  amounts  reimbursable   pursuant  to
Section 6.03 or Liquidation Expenses, paid pursuant to Section 3.08 or otherwise reimbursable pursuant to the terms of this Agreement (to the extent not payable pursuant to Section 3.10), such withdrawal right being limited to amounts received on particular Mortgage Loans (other than any

Repurchase Price in respect thereof) that represent late recoveries of the payments for which such advances were made, or from related Net Liquidation Proceeds or the proceeds of the purchase of such Mortgage Loan;

     (f) to pay itself an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.03);

     (g) to the extent deposited in the Custodial Account, to pay to the Servicer as additional servicing compensation any (i) interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.03, and (ii) Foreclosure Profits (to the extent permitted by law);

     (h) to pay to the Seller, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Seller, the Servicer or other entity, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

     (i) to withdraw any other amount, determined without duplication with respect to an other amount provided for in this Section 3.04, deposited in the Custodial Account that was not required to be deposited therein pursuant to
Section 3.03;

     (j) to pay to the Servicer, with respect to any Mortgage Loan for which the Servicer has made a P&I Advance that has not been previously reimbursed to the extent of receipts of late recoveries of such payments from the related Mortgagor, out of related Net Liquidation Proceeds or the proceeds of the purchase of such Mortgage Loan; and

     (k) to reimburse the Servicer for any advances or expenses that have not been previously reimbursed pursuant to such clauses (e) or (j).

     Since,  in connection with  withdrawals  pursuant to clauses (c), (e), (f),
(h) and (j), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Agreement, the Servicer shall be entitled to be reimbursed itself for any previously unreimbursed expenses incurred pursuant to Section 3.08 or otherwise reimbursable pursuant to the terms of this Agreement that the Servicer determines to be otherwise nonrecoverable, by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

     If any deposit required to be made by the Servicer pursuant to Section 3.04(b) is not made when due, the Servicer shall pay to the Paying Agent, out of the Servicer's own funds, one day of interest on such late payment, at a per annum rate equal to the effective Federal Funds Rate for such date. Such interest shall be remitted to the Paying Agent on the same day that the Servicer remits the late remittance to the Paying Agent.

     Section 3.05 Maintenance of Hazard Insurance; Property Protection Expenses. To the extent permitted under the related Loan Agreement and Mortgage, and to the extent the Servicer

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

receives notice that a hazard insurance policy has been cancelled, the Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer or related Subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The Servicer shall use its best efforts to monitor that hazard insurance is maintained as described in the previous sentence in the same manner as it would for mortgage loans in its own portfolio. The Servicer shall cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy, the premium for which shall be a Servicing Advance within the meaning of Section 3.08. Amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Custodial Account to the extent called for by Section 3.03. In cases in which any Mortgaged Property is located at any time during the life of a Mortgage Loan in a federally designated flood area, to the extent permitted under the related Loan Agreement and Mortgage, and to the extent the Servicer receives notice that the related flood insurance has been cancelled, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance (to the extent available). All such flood insurance shall be in amounts equal to the lesser of (i) the amount required to compensate for any loss or damage to the related Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for such Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Servicer shall use its best efforts to monitor such flood insurance as described in the previous sentence in the same manner as it would for mortgage loans in its own portfolio. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.05 and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount of such loss that would have otherwise been covered. Any such deposit by the Servicer shall be made on the last Business Day of the Collection Period in the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Issuer and the Indenture Trustee, claims under any such blanket policy.

     Section 3.06 Modification Agreements.

     (a) The Servicer or the related Subservicer, as the case may be, shall be entitled to (a) execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Agreement and other comparable instruments with respect to the Mortgage Loans and with respect to the related Mortgaged Properties (and the Issuer and the Indenture Trustee each shall promptly execute any such documents on request of the Servicer) and (b) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of such Mortgaged Properties or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loans, that the security for, and the timely and full collectability of, such Mortgage Loans would not be adversely affected thereby. A partial release pursuant to this
Section 3.06 shall be permitted only if the CLTV for the related Mortgage Loan after such partial release does not exceed the CLTV for such Mortgage Loan as of the Cut-Off Date or related Subsequent Cut-Off Date, as applicable. Any fee collected by the Servicer or the related Subservicer for processing such request will be retained by the Servicer or such Subservicer as additional servicing compensation.

     (b) Notwithstanding any other provision of this Agreement to the contrary, the Servicer, at its option and in its sole discretion, may modify any Mortgage Loan to (i) change the Loan Rate payable on the related Mortgage Loan, (ii) increase the credit limit on the related Mortgage Loan above the limit stated in the related Loan Agreement, (iii) refinance the existing senior Lien or place a new senior Lien related to a Mortgage Loan resulting in a CLTV Ratio above the previous CLTV Ratio for such Mortgage Loan, or (iv) make any other material modification to the related Mortgage Loan; provided, however, that without the consent of the Enhancer, the aggregate Principal Balance of the Mortgage Loans modified by this Section 3.06(b) shall not exceed five percent (5%) of the Pool Balance as of the Cut-Off Date; provided, further, that any decision by the Servicer to modify a Mortgage Loan shall be normal and usual in accordance with its general mortgage servicing activities and consistent with the procedures the Servicer employs in servicing all other Mortgage Loans in the servicing portfolio with characteristics similar to those of the Mortgage Loans (including, but not limited to, analysis of credit scores, overall customer relationships and comparable industry standards).

     Section 3.07 Trust Estate; Related Documents.

     (a) When required by the provisions of this Agreement, the Issuer or the Indenture Trustee shall execute instruments furnished to them by the Servicer to release property from the terms of the Trust Agreement or Indenture, as applicable, or convey the Issuer's or the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Agreement. No party relying upon an instrument executed by the Issuer or the Indenture Trustee as provided in this Section 3.07 shall be bound to ascertain the Issuer's or the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) Upon receipt of a Request for Release from the Servicer, substantially in the form of Exhibit D hereto, to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and such Mortgage Loan has been terminated or that substantially all Net Liquidation Proceeds that have been determined by the Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Mortgage Loan or, if applicable, Net Liquidation Proceeds, the Indenture Trustee shall execute such Related Documents furnished to it, along with such documents as the Servicer or the related
Mortgagor may request to evidence satisfaction and discharge of such Mortgage Loan, upon request of the Servicer.

     Section 3.08 Realization upon Defaulted Mortgage Loans.

     (a) The Servicer shall, consistent with the provisions of the Mortgage and the Collection Policy, foreclose upon or otherwise comparably convert (which may include acquisition of an REO Property) the ownership of any Mortgaged Property securing a Mortgage Loan (but shall not sell or convey such Mortgage Loan) in the event of a default under the Mortgage when no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02, subject to the provisions contained in this Section 3.08(a) and only if the Servicer determines that there is sufficient equity in the related Mortgaged Property to justify such foreclosure. In connection with such foreclosure or other conversion, the Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loan in such manner as will maximize the receipt of principal and interest thereon, taking into account, among other things, the timing of foreclosure proceedings. The Servicer shall pay all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses shall be deemed to be a "Servicing Advance" and the Servicer shall be reimbursed therefor as provided in Section 3.04 hereof; provided, further, that, in any case in which the Mortgaged Property shall have suffered damage such that the complete restoration thereof is not fully reimbursable by insurance policies required to be maintained with respect thereto, the Servicer shall not be required to expend its own funds to restore such Mortgaged Property unless it shall determine, in good faith, that such restoration will increase the Liquidation Proceeds to the Trust after reimbursement to itself for such expenses. In addition to the reimbursement of its costs and expenses, the Servicer shall be entitled to a reasonable and customary fee as agreed to by the Servicer and the Issuer for performing any foreclosure activities pursuant to this Section 3.08(a), which fee shall be payable pursuant to Section 3.04.

     (b) Any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or Condemnation Proceeds received in respect of a Mortgaged Property shall be deposited in the Custodial Account pursuant to Section 3.03 and applied pursuant to Section 3.04.

     (c) In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures in accordance with the Collection Policy and with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of a Mortgaged Property. Any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances."

     Section 3.09 Management and Sale of REO Property. The Servicer shall manage, conserve, protect and operate each REO Property solely for the purpose of its prudent and prompt disposition and sale; provided, however, that the Servicer shall complete such sale and disposition no later than, and the Trust shall not retain ownership of any REO Property for longer than, 36 months after the date on which such REO Property is acquired by the Trust. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Securityholders and the Trust.

     The Servicer shall cause to be set aside pursuant to Section 3.03, no later than five Business Days after the receipt thereof, all revenues received with respect to the conservation and disposition of the related REO Property net of funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

     The disposition of REO Property shall be carried out by the Servicer for cash at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Securityholders and the Trust. The cash proceeds of sale of the REO Property shall be promptly set aside pursuant to Section 3.03 as received from time to time and, as soon as practicable thereafter, the expenses of such sale shall be paid. Any costs or advances of the Servicer pursuant to this Section 3.09 also shall constitute Servicing Advances. The Servicer shall reimburse itself for any related unreimbursed Servicing Advances and unpaid Servicing Fees pursuant to Section 3.04.

     Section 3.10 Issuer and Indenture Trustee to Cooperate. Upon receipt of payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01(c), an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Custodial Account as provided in
Section 3.04. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the provisions hereof, upon request of the Servicer to the Issuer, of a Request for Release, in the form attached hereto as Exhibit D, Issuer or Indenture Trustee shall promptly execute such documents, in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions.

     In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage to the Indenture Trustee or the Issuer if required in accordance with the provisions of the Purchase Agreement or this Agreement, the Indenture Trustee or the Issuer shall, if so requested in writing by the Servicer, promptly execute an appropriate assignment in the form provided by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Servicer as assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of such Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto into the Custodial Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Servicer as assignee for collection shall promptly reassign such Mortgage Loan to the Indenture Trustee and return all Related Documents to the place where the related Mortgage File was being maintained.

     In connection with the Issuer's obligation to cooperate as provided in this
Section 3.10 and all other provisions of this Agreement requiring the Issuer to authorize or permit any actions to be taken with respect to the Mortgage Loans, the Indenture Trustee, as pledgee of the Mortgage Loans and as assignee of record of the Mortgage Loans on behalf of the Issuer pursuant to Section 3.13 of the Indenture, expressly agrees, on behalf of the Issuer, to take all such actions on behalf of the Issuer and promptly to execute and return all instruments reasonably required by the Servicer in connection therewith; provided, however, that if the Servicer requests a signature of the Indenture Trustee on behalf of the Issuer, then the Servicer shall deliver to the Indenture Trustee an Officer's Certificate stating that such signature is necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     Section 3.11 Compensation; Payment of Certain Expenses.

     (a) As compensation for its services hereunder, the Servicer shall be entitled to receive the Servicing Fee in accordance with Section 3.03(b) and
Section 3.04 as compensation for its services hereunder. Moreover, late payment charges and the other amounts specified in Section 3.03(b) shall be retained by the Servicer as additional servicing compensation.

     (b) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing or administrative activities hereunder, and all fees and expenses of the Owner Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar and the Indenture Trustee, and shall not be entitled to reimbursement therefor except as otherwise provided in this Agreement.

     Section 3.12 Annual Statement as to Compliance.

     (a) The Servicer shall deliver to the Issuer, the Indenture Trustee, the Paying Agent, the Depositor and the Underwriter, with a copy to the Enhancer, beginning March 31, 2004, and on or before March 31 of each year thereafter, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under any servicing agreements to which it is a party, including this Agreement, has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Enhancer and the Paying Agent, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicing Default.

     Section 3.13 Annual Servicing Report. Beginning March 31, 2004 and on or before March 31 of each year thereafter, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which firm may also render other services to the Servicer) to furnish a report to the Issuer, each Rating Agency, the Paying Agent and the Indenture Trustee, with a copy to the Enhancer, stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.12 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report.

     Section 3.14 Access to Certain Documentation and Information Regarding the Mortgage Loans. Whenever required by statute or regulation, the Servicer shall provide to the Enhancer, any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Indenture Trustee, reasonable access to the documentation regarding the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.14 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Mortgagors, and the failure of the Servicer to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

     Section 3.15 Maintenance of Certain Servicing Insurance Policies. The Servicer shall, during the term of its service as Servicer, maintain in force and effect (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and fidelity bond shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, for Persons performing servicing for mortgage loans purchased by such entity. The Servicer shall furnish a copy of such policy or policies and/or fidelity bond to the Enhancer upon the Enhancer's reasonable request therefor.

     Section 3.16 Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver all federal and state information reports with respect to the Mortgage Loans when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under
Section 6050J of the Code to the effect that the Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2003, the Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Issuer
(a) acquired an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (b) knew or had reason to know that any Mortgaged Property had been abandoned. The reports from the Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and
Section 6050H (reports relating to mortgage interest received) of the Code.

     Section 3.17 Assignments; Recordings of Assignments.

     (a) Concurrently herewith, the Depositor has contracted to acquire the Mortgage Loans from the Seller and the Issuer has Granted its right, title and interest in the Mortgage Loans and other Transferred Property constituting the Trust Estate to the Indenture Trustee to secure payments on the Notes. The Seller will deliver the original Loan Agreements to the Servicer on behalf of the Depositor, endorsed or assigned in blank, to effect the transfer to the Issuer of the Loan Agreements and all related Mortgages and other loan documents. The parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Depositor, from the Depositor to the Issuer and from the Issuer to the Indenture Trustee.

     (b) If the credit rating of Wachovia is withdrawn or reduced to "BBB+" by Standard & Poor's or "Baa1" by Moody's, the Servicer shall, within 30 days of any such withdrawal or reduction, at its own expense, prepare Assignments of Mortgage (which may be included in one or more blanket assignments if permitted by applicable law) in recordable form from the Seller to "U.S. Bank National Association, as Indenture Trustee under that certain Indenture dated as of July 2, 2003, for Wachovia Asset Securitization, Inc. 2003-HE2 Trust". In addition, if the credit rating of Wachovia is withdrawn or reduced to below "BBB-" by Standard & Poor's or below "Baa3" by Moody's, the Servicer shall, within 60 days of any such withdrawal or reduction, at its own expense, submit for recording in the appropriate public office for real property records the Assignments of Mortgage for each Mortgage Loan, provided that no such recordation will be required in any state where, in the opinion of counsel acceptable to the Enhancer, such recording is not required to protect the Indenture Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any creditor of the Seller. While such assignment to be recorded is being recorded, the Servicer shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Servicer because of any defect therein, the Servicer shall prepare a substitute assignment or cure such defect, as the case may be, and the Servicer shall cause such assignment to be recorded in accordance with this paragraph. Any Assignment of Mortgage required to be recorded hereunder shall be retained in the Mortgage File.

     Section 3.18 [Reserved].

     Section 3.19 Funding Accounts.

     (a) No later than the Closing Date, the Indenture Trustee shall establish and maintain on behalf of the Enhancer and the Holders of the related Notes one or more segregated trust accounts, which shall be Eligible Accounts, titled "Group I Funding Account, U.S. Bank

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

National Association, as Indenture Trustee for Wachovia Asset Securitization, Inc. 2003-HE2 Trust" and "Group II Funding Account, U.S. Bank National Association, as Indenture Trustee for Wachovia Asset Securitization, Inc. 2003-HE2 Trust". Amounts received with respect to the Mortgage Loans in Loan Group I that are to be deposited into a Funding Account shall be deposited in the Group I Funding Account and amounts received with respect to the Mortgage Loans in Loan Group II that are to be deposited into a Funding Account shall be deposited in the Group II Funding Account. In accordance with Section 3.04(b), on the Business Day prior to each Payment Date during the related Revolving Period, the Servicer shall withdraw from the Custodial Account and deposit into the applicable Funding Account (i) the aggregate amount of Principal Collections for the related Loan Group remaining after the purchase of all Additional Balances and (ii) on or after the Payment Date occurring in January 2004, Excess Spread for the related Loan Group, in each case to the extent available and subject to the provisions of Section 3.05(a) of the Indenture.

     (b) On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw from the applicable Funding Account an amount equal to the aggregate Principal Balance as of the related Subsequent
Cut-Off Date of the Subsequent Mortgage Loans to be sold to the Trust on such Subsequent Transfer Date and allocate such withdrawal to amounts on deposit in the applicable Funding Account, and to pay such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement, in the Purchase Agreement and in the related Subsequent Transfer Agreement with respect thereto.

     (c) The Servicer may cause the institution maintaining the Funding Accounts to invest any funds therein in Permitted Investments having a maturity of up to 90 days or maturing or otherwise available not later than the Business Day preceding the related Payment Date on which funds are scheduled to be withdrawn to purchase Subsequent Mortgage Loans or Additional Balances, provided that no such investment may be sold or disposed of prior to maturity. If no instructions are received as to which Permitted Investments the funds are to be invested in, the funds shall be invested in Permitted Investments described in clause (v) of such definition. In addition, no such Permitted Investment shall be purchased at a price in excess of par. At any time when the Indenture Trustee is maintaining the Funding Account, any request by the Servicer to invest funds on deposit therein shall be in writing, delivered to the Indenture Trustee at or before 10:30 a.m., New York time, if such investment is to be made on such day. The Servicer shall certify that the requested investment is a Permitted Investment maturing at or prior to the time required hereby. Any such investment shall be registered in the name of the Indenture Trustee or its nominee, and to the extent that any such investment is certificated, such investment shall be maintained with the Indenture Trustee at its Corporate Trust Office. All net income or other gain received from any such investment shall be deposited into or credited to the Custodial Account as Interest Collections from the related Loan Group, and may be withdrawn therefrom in accordance with Section 3.05 of the Indenture.

     (d) From time to time the Indenture Trustee shall make withdrawals from the related Funding Account in accordance with written instructions from the Servicer as follows:

          (i) on each Payment Date during the related Revolving Period, any amounts on deposit in the related Funding Account, including Excess Spread for the related Loan Group, shall be withdrawn and applied, to the extent available to the Seller, as designee of the Depositor, as payment for Additional Balances, if any, in an amount equal to (A) the aggregate of all Draws during the related Collection Period or (B) if the Servicer has applied amounts on deposit in the Custodial Account representing Principal Collections from the related Loan Group received during such Collection Period to the purchase of Additional Balances, the excess, if any, of the aggregate of all Draws during the related Collection Period over the amount on deposit in the related Funding Account;

          (ii) on each Subsequent Transfer Date, any amounts on deposit in the related Funding Account, to the extent not used to purchase Additional Balances in the related Loan Group, shall be withdrawn and applied as payment for Subsequent Mortgage Loans in the related Loan Group, if any, in an amount equal to the aggregate Principal Balance as of the related Subsequent Cut-Off Date of the Subsequent Mortgage Loans in the related Loan Group;

          (iii) prior to 3:00 p.m. (EST) on the Business Day prior to the Payment Date immediately following the last day of the related Revolving Period, or if the last day of the related Revolving Period is a Payment Date, not later than 1:00 p.m. (EST) on such Payment Date, any amounts remaining on deposit in the related Funding Account, if any, after giving effect to clauses (i) and (ii) above, shall be first deposited into the Distribution Account in an amount equal to the lesser of (A) the related Additional Balance Increase Amount and (B) the amount on deposit in the related Funding Account, and then shall be deposited to the Note Payment Account for payment to the Noteholders pursuant to Section 3.05 of the Indenture.

     Section 3.20 [Reserved].

     Section 3.21 P&I Advances.

     (a) The Servicer, in its sole discretion, may deposit into the Custodial Account (from its own funds) an amount equal to the aggregate amount of principal of or interest on Mortgage Loans that were delinquent as of the end of any Collection Period ("P&I Advances"). The Servicer shall notify the Indenture Trustee and the Paying Agent by a certificate of the Servicing Officer of (i) the aggregate amount of P&I Advances for a Payment Date and (ii) the amount of any Nonrecoverable P&I Advances for such Payment Date.

     (b) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder or shall be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. On the fourth Business Day before each Payment Date, the Servicer shall determine whether each P&I Advance made with respect to any previous Payment Date is a Nonrecoverable P&I Advance.

     Section 3.22 Transfer of Mortgage Loans.

     (a) Subject to the conditions set forth below, the Servicer, upon receipt of written notice and direction from the Issuer, shall cause the retransfer of Mortgage Loans from the Trust Estate to the Issuer as of the close of business on a Payment Date (the "Transfer Date"). On the fifth Business Day (the "Transfer Notice Date") prior to the Transfer Date designated in such notice, the Servicer shall give the Indenture Trustee, the Rating Agencies, the Paying Agent and the Enhancer a notice of the proposed retransfer that contains a list of the Mortgage Loans to be retransferred. Such retransfers of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

          (i) No Rapid Amortization Event has occurred;

          (ii) On the Transfer Date, the Overcollateralization Amount for the related Loan Group (after giving effect to the removal from the Trust Estate of the Mortgage Loans proposed to be retransferred) will equal or exceed the Overcollateralization Target Amount for the related Loan Group, but only to the extent necessary so that the Total Overcollateralization Amount (after giving effect to the removal from the Trust Estate of the Mortgage Loans proposed to be retransferred) equals the Total Overcollateralization Target Amount;

          (iii) The retransfer of any Mortgage Loans on any Transfer Date during a Managed Amortization Period shall not, in the reasonable belief of the Servicer, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event;

          (iv) On or before the Transfer Date, the Servicer shall have delivered to the Indenture Trustee and the Paying Agent a revised Mortgage Loan Schedule showing that the Mortgages Loans transferred to the Certificateholders are no longer owned by the Trust Estate;

          (v) The Servicer shall represent and warrant that the Mortgage Loans to be removed from the Trust Estate were selected at random and the Servicer shall have received the consent of the Enhancer as to the selection of the particular Mortgage Loans to be removed; and

          (vi) The Enhancer shall have consented to the Transfer;

          (vii) Notice of such removal has been given to the Rating Agencies;

          (viii) Such transfer may only occur once per month;

          (ix) The Outstanding Principal Balance of the Transferred Mortgage Loans shall not be greater than the Outstanding Additional Balance Increase Amount immediately prior to such transfer; and

          (x) The Servicer shall have delivered to the Indenture Trustee, the Paying Agent and the Enhancer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (ix), inclusive, have been performed or are true and correct, as the case may be. The Indenture Trustee and the Paying Agent may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

     The Servicer shall not be permitted to effect the retransfer of any Mortgage Loan except under the conditions specified above. Upon receiving the requisite notice and direction from the Issuer, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Servicer shall deliver, or cause to be delivered, to the Issuer a written itemization of each Mortgage Loan being transferred, together with the Mortgage File for each such Mortgage Loan, and the Indenture

Trustee shall execute and deliver to the Issuer or its designee such other documents prepared by the Servicer as shall be reasonably necessary to transfer such Mortgage Loans to the Certificateholders. Any such transfer of the Trust Estate's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Indenture Trustee or the Trust Estate to the Issuer or its designee.

     Section 3.23 Notice of Rating Change.

     In the event that there is any change in the ratings of the Class A-II-2 Notes at any time on or after the Closing Date, the Servicer shall give written notice to the Auction Agent of such event or if the Class A-II-2 Notes are no longer held in Book-Entry Form, the Paying Agent shall give written notice to the Servicer, the Enhancer and the Auction Agent of such event, in each case, within (3) Business Days of actual notice or receipt of written notice of such change, but not later than (1) Business Day immediately preceding an Auction Date if the Servicer or Indenture Trustee had actual notice or received written notice of such change prior to 12:00 noon on such Business Day, and the Auction Agent shall take into account such change for purposes hereof and any Auction, so long as such notice is received by the Auction Agent no later than the close of business on such Business Day.

     Section 3.24 Calculation of LIBOR, Note Rate, Net WAC Rate and Maximum Auction Rate.

          The Servicer hereby agrees to:

          (a) determine LIBOR for each Interest Period in accordance with the Indenture and advise the Auction Agent of such rate as soon as practicable but not later than 9:30 a.m. on the Auction Date;

          (b) determine the Note Rate for the Class A-I-1 Notes, Class A-II-1 Notes and the Class A-II-2 Notes in accordance with Section 3.27 of the Indenture;

          (c) determine each Net WAC Rate and, no later than the Business Day preceding each Auction Date, advise the Auction Agent in writing of such rate; and

          (d) if the Class A-II-2 Notes are no longer held in Book-Entry Form, calculate the Maximum Auction Rate on the Business Day immediately preceding the first day of each Interest Period.

                                   ARTICLE IV

                             Servicing Certificate

     Section 4.01 Statements to Securityholders.

     (a) With respect to each Payment Date, on the Business Day following the related Determination Date, the Servicer shall forward the Servicing Certificate to the Indenture Trustee and the Paying Agent, and the Paying Agent, pursuant to
Section 3.26 of the Indenture, shall on such Payment Date make such Servicing Certificate available to each Certificateholder, each Noteholder, the Depositor, the Owner Trustee, the Certificate Paying Agent, the Paying Agent and each Rating Agency, with a copy to the Enhancer. The Servicing Certificate shall set forth the following information as to the Notes and Certificates, to the extent applicable:

          (i) for each Loan Group, the aggregate amount of (a) Interest Collections, (b) Principal Collections (and, with respect to any Payment Date relating to the Managed Amortization Period, Net Principal Collections) and
(c) Substitution Adjustment Amounts for such Collection Period;

          (ii) the amount of such distribution as principal to the Noteholders;

          (iii) the amount of such distribution as interest to the Noteholders, the amount thereof, if any, payable in respect of unpaid Interest Shortfalls, and the amount of any Interest Shortfalls for the related Payment Date;

          (iv) each Deficiency Amount, if any, for such Payment Date and the aggregate amount of prior draws on the Policy thereunder not yet reimbursed;

          (v) for the Class A-I-1 Notes and the Class A-II-1 Notes, the amount, if any, received under the related Yield Maintenance Agreement;

          (vi) the amount of such distribution to the Certificateholders;

          (vii) the amount of any related Additional Balance Increase Amount payable to the Certificateholders and the amount of Principal Collections paid in respect of such related Additional Balance Increase Amount;

          (viii) with respect to each Loan Group, the aggregate Principal Balance of the Mortgage Loans as of the end of the preceding Collection Period;

          (ix) with respect to each Loan Group, the number and aggregate Principal Balances of Mortgage Loans (a) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days, 150-179 days and 180 or more days, respectively, (b) the related Mortgaged Property of which has been foreclosed upon and (c) as to which the related Mortgaged
Property has become REO Property, in each case as of the end of the preceding Collection Period; provided, however, that such information shall not be provided on the statements relating to the first Payment Date;

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

          (x) LIBOR for each of the Class A-I-1 Notes, Class A-II-1 Notes and Class A-II-2 Notes for the related Interest Period;

          (xi) the Note Rate for each of the Class A-I-1 Notes, Class A-II-1 Notes and the Class A-II-2 Notes for such Payment Date;

          (xii) the Net WAC Rate for each of the Class A-I-1 Notes, Class A-II-1 Notes and the Class A-II-2 Notes for the related Collection Period;

          (xiii)  prior  to  the  second   Determination   Date   following  the
commencement of the Rapid Amortization Period, the aggregate amount of Additional Balances created during the previous Collection Period and conveyed to the Issuer prior to the commencement of the Rapid Amortization Period;

          (xiv) the aggregate Liquidation Loss Amounts for each Loan Group (other than amounts allocated in respect of the Excluded Amount) with respect to the related Collection Period, the amount distributed as principal to Noteholders in respect of Liquidation Loss Amounts and the aggregate of the Liquidation Loss Amounts (minus any Subsequent Net Recovery Amounts and other than amounts allocated in respect of the Excluded Amount) from all Collection Periods to date expressed as dollar amount and as a percentage of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans;

          (xv) the Note Balance of the Notes and the Certificate Balance of the Certificates after giving effect to the distribution of principal on such Payment Date;

          (xvi) with respect to each Loan Group, the balance of the related Funding Account as of the end of the preceding Collection Period;

          (xvii) the Percentage Interest applicable to each of the Securities, after application of payments made on such Payment Date;

          (xviii)   with    respect   to   each   Loan   Group,    the   related
Overcollateralization Amount as of the end of the preceding Collection Period;

          (xvii)..with respect to each Loan Group, the aggregate Principal Balance of Subsequent Mortgage Loans transferred to the Trust Estate since the Closing Date;

          (xix) the arithmetic average of the Net Excess Spread Percentage for the two most recently concluded Collection Periods;

          (xx) the arithmetic average of the Net Excess Spread Percentage for the three most recently concluded Collection Periods; and

          (xxi) on or after the Stepdown Date, a statement (yes or no) as to whether Condition 1, Condition 2 or Condition 3 is in effect.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as an aggregate dollar amount per Note or Certificate, as applicable, with a

$25,000 denomination and per Certificate with a denomination equal to a 100% Percentage Interest.

     If a Managed Amortization Event, a Rapid Amortization Event or a Servicing Default shall occur, on the Business Day following the related Determination Date, the Servicer shall forward to the Indenture Trustee and the Paying Agent, a statement to such effect, including the nature of such Rapid Amortization Event or Servicing Default. The Paying Agent shall deliver or cause to be delivered by mail to each Certificateholder, each Noteholder, the Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, notice of such Managed Amortization Event, Rapid Amortization Event or Servicing Default, including, in the case of a Rapid Amortization Event or a Servicing Default, the nature thereof. Such statement may be included in, or separate from, the regular statement sent to Securityholders.

     The Paying Agent shall make the Servicing Certificate (and, at its option, any additional files containing the same information in an alternative format) available each month to Securityholders and the Enhancer, and other parties to this Agreement via the Paying Agent's internet website. The Paying Agent's internet website shall initially be located at "www.firstlinkabs.com". Assistance in using the website can be obtained by calling the Paying Agent's customer service desk at (800) 665-9359. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Paying Agent shall have the right to change the way the statements to Securityholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Paying Agent shall provide timely and adequate notification to all above parties regarding any such changes. The Paying Agent may require registration and the acceptance of a disclaimer in connection with access to its website

     (b) The Servicer shall forward to the Paying Agent any other information reasonably requested by the Paying Agent necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Servicer shall furnish a written statement to the Certificate Paying Agent, the Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account, Funding Accounts and/or Distribution Account on the Business Day preceding the related Payment Date pursuant to Section 3.04. The determination by the Servicer of such amounts shall, in the absence of obvious error, be deemed to be presumptively correct for all purposes hereunder, and the Owner Trustee, the Paying Agent and the Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer's written request, the Servicer shall promptly furnish such information reasonably requested by the Issuer that is reasonably available to the Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

     Section 4.02 Tax Returns and 1934 Act Reports

     (a) The Servicer agrees to perform the obligations of the Servicer set forth in Section 5.03 of the Trust Agreement. The Servicer will prepare and file or cause to be prepared and filed all tax and information returns of the Trust Estate.

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

     (b) The Servicer shall prepare all reports on behalf of the Trust Estate, including, but not limited to, all Forms 8-K and Forms 10-K, and, when applicable, any Form 15, that are required under the Securities Exchange Act of 1934, as amended, and any certifications required by the Sarbanes-Oxley Act of 2002 to be filed with such Forms 10-K. The Servicer shall continue to file all Forms 8-K and Forms 10-K with respect to the Trust Estate until directed by the Depositor in writing to discontinue such filings.

                                   ARTICLE V

                              Note Payment Account

     Section 5.01 Note Payment Account. The Paying Agent shall establish and maintain an Eligible Account entitled "Wachovia Bank, National Association, as Paying Agent, for the benefit of the Securityholders, the Indenture Trustee, Certificate Paying Agent and the Enhancer, pursuant to the Indenture, dated as of July 2, 2003, among Wachovia Asset Securitization, Inc. 2003-HE2 Trust, Wachovia Bank, National Association and U.S. Bank National Association (the "Note Payment Account"). On each Payment Date, amounts on deposit in the Note Payment Account shall be distributed by the Paying Agent in accordance with
Section 3.05 of the Indenture. The Paying Agent shall invest or cause the institution maintaining the Note Payment Account to invest the funds therein in Permitted Investments designated in the name of the Paying Agent, which investments shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that any investment in the institution with which the Note Payment Account is maintained may mature or be payable on demand on such Payment Date). In addition, no such Permitted Investment shall be purchased at a price in excess of par. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, except that an amount equal to one day's interest on any such investment shall be for the benefit of the Paying Agent. The amount of any losses incurred in respect of any such investments shall be deposited in the Note Payment Account by the Servicer and the Paying Agent out of their own funds immediately as realized and shall be allocated between the Servicer and the Paying Agent on a pro rata basis, such that the percentage of any such loss allocated to the Paying Agent shall equal a fraction, the numerator of which equals one (1) and the denominator of which equals the number of days the funds in the Note Payment Account were invested in such investment. Subject to Section 8.02(b) of the Indenture, and except as provided in this Section 5.01, the Paying Agent shall not be liable for investment losses on funds on deposit in the Note Payment Account.

                                   ARTICLE VI

                                  The Servicer

     Section 6.01 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

     Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     The Servicer may assign its rights and delegate its duties and obligations under this Agreement, provided that the Person accepting such assignment or delegation shall be a Person qualified to service mortgage loans, is reasonably satisfactory to the Enhancer (provided, however, that such consent to assignment may not be unreasonably withheld), is willing to service the Mortgage Loans and executes and delivers to the Issuer (with a copy to the Enhancer) an agreement, in form and substance reasonably satisfactory to the Enhancer, that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; provided, further, that no Rating Event will occur as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency) if determined without regard to the Policy; provided, further, that the Owner Trustee, the Paying Agent and the Indenture Trustee shall receive an Opinion of Counsel to the effect that such assignment or delegation will not cause the Issuer to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes.

     Section 6.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Paying Agent, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities, including any amount paid to the Owner Trustee, the Paying Agent or the Indenture Trustee pursuant to
Section 6.06(b), other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement, the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the

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

Servicer shall be entitled to be reimbursed therefor. The Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

     Section  6.04  Servicer  Not  to  Resign.  Subject  to  the  provisions  of
Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (b) upon satisfaction of the following conditions: (i) the Servicer shall have proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer, the Indenture Trustee and the Enhancer; (ii) each Rating Agency shall have delivered a letter to the Issuer, the Enhancer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not cause a Rating Event, if determined without regard to the Policy; and (iii) such proposed successor servicer is reasonably acceptable to the Enhancer, as evidenced by a letter to the Issuer and the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (a) above, the Indenture Trustee, as pledgee of the Mortgage Loans, shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Mortgage Loans, shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Enhancer.

     Section 6.05 Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, that agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

     Section 6.06 Payment of Indenture Trustee's, the Paying Agent's and Owner Trustee's Fees and Expenses; Indemnification.

     (a) After the Closing Date, the Servicer covenants and agrees to pay to the Owner Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar, the Indenture Trustee and any co-trustee of the Indenture Trustee or the Owner Trustee from time to time, and the Owner Trustee, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar, the Paying Agent, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar, the Paying Agent, the Indenture Trustee and any co-trustee, and the Servicer will pay or reimburse the Note Registrar, the Certificate Paying Agent, the Certificate Registrar, the Paying Agent, the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Note Registrar, the Certificate Paying Agent, the Certificate Registrar, the Paying Agent, the Indenture Trustee or any co-trustee in accordance with any of the provisions of this Agreement, the Indenture, the Trust Agreement, any other Basic Document or the Auction Agent Agreement (which payment shall not be limited by any law in regards to the compensation of a trustee of an express trust) except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith. In addition, the Indenture Trustee shall be entitled to be reimbursed from the Servicer for all reasonable costs associated with the transfer of servicing from the predecessor servicer pursuant to Section 7.02 hereunder, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee or successor Servicer to service the Mortgage Loans properly and effectively.

     (b) The Servicer agrees to indemnify the Indenture Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar and the Owner Trustee for, and to hold the Indenture Trustee (and any Responsible Officer thereof), the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar and the Owner Trustee, as the case may be, harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar or the Owner Trustee, as the case may be, arising out of, or in connection with, the acceptance and administration of the Issuer and the assets thereof, including the costs and expenses (including reasonable legal fees and expenses) of defending the Indenture Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar or the Owner Trustee, as the case may be, against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document or the Auction Agent Agreement; provided, however, that:

          (i) with respect to any such claim, the Indenture Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar or Owner Trustee, as the case may be, shall have given the Servicer written notice thereof promptly after the Indenture Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar or Owner Trustee, as the case may be, shall have actual knowledge thereof;

          (ii) while maintaining control over its own defense, the Issuer, the Indenture Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar or Owner Trustee, as the case may be, shall cooperate and consult fully with the Servicer in preparing such defense; and

          (iii) notwithstanding anything in this Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Indenture Trustee, the Paying Agent, the

Note Registrar, the Certificate Paying Agent, the Certificate Registrar or the Owner Trustee, as the case may be, entered into without the prior consent of the Servicer.

     No termination of this Agreement or resignation or removal of the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee shall affect the obligations created by this
Section 6.06 of the Servicer to indemnify the Indenture Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar and the Owner Trustee under the conditions and to the extent set forth herein.

     Notwithstanding the foregoing, the indemnification provided by the Servicer in this Section 6.06(b) shall not pertain to any loss, liability or expense of the Indenture Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee, the Paying Agent, the Note Registrar, the Certificate Paying Agent, the Certificate Registrar or the Owner Trustee at the written direction of the Noteholders or Certificateholders, as the case may be, pursuant to the terms of this Agreement.

                                  ARTICLE VII

                                    Default

     Section 7.01 Servicing Default.

     (a) If any one of the following events (each, a "Servicing Default") shall occur and be continuing:

          (i) any failure by the Servicer to deposit in any of the Custodial Account, the Note Payment Account, either Funding Account or the Distribution Account any deposit required to be made under the terms of this Agreement that continues unremedied for a period of three (3) Business Days after the earlier of (A) the date upon which written notice of such failure shall have been given to the Servicer by the Issuer or the Indenture Trustee or to the Servicer, the Issuer and the Indenture Trustee by the Enhancer and (B) the first date on which the Servicer has actual knowledge of such failure; (ii) any failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of the Securityholders, and which failure continues unremedied for a period of 45 days after the earlier of (A) the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Issuer or the Indenture Trustee or to the Servicer, the Issuer and the Indenture Trustee by the Enhancer and (B) the first date on which the Servicer has actual knowledge of such failure;

          (iii) the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs; or

          (iv) the consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or the commencement of an involuntary case relating to the Servicer under any applicable federal or state bankruptcy, insolvency or other similar law and such case shall either be consented to by the Servicer or shall not have been dismissed or stayed within sixty (60) day of its commencement; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, and in every such case, so long as a Servicing Default shall not have been remedied by the Servicer, either the Depositor, the Enhancer (so long as no Enhancer Default exists), or the Indenture Trustee, at the written direction of the holders of at least 51% of the Outstanding Note Balance (if an Enhancer Default exists) by notice then given in writing to the Servicer, the Issuer and the Indenture Trustee, may terminate all of the rights and obligations of the Servicer as servicer under this Agreement other than its right to receive servicing compensation and reimbursement for servicing the Mortgage Loans hereunder during any period prior to the date of such termination, and the Issuer, the Enhancer or the Indenture Trustee (with the written consent of the Enhancer), may exercise any and all other remedies available at law or equity. The Servicer shall immediately notify the Indenture Trustee, the Issuer and each Rating Agency, the Enhancer and the Issuer in writing of any Servicing Default as to which it has actual knowledge. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securities or the Mortgage Loans or otherwise, shall pass to and be vested, subject to Section 7.02 hereof, as pledgee of the Mortgage Loans, in the Indenture Trustee, pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Issuer, the Enhancer and Indenture Trustee, as the case may be, in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Mortgage Loans that shall at the time be held by the Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Servicer in the Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

     (b) Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations hereunder and received after such notice, that portion to which the Servicer would have been entitled pursuant to Sections 3.03 and 3.09, as well as its Servicing Fee in respect thereof, and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

     Notwithstanding the foregoing, a delay in or failure of performance under clause (i) or (ii) of the definition of Servicing Default, after the applicable grace periods specified therein, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement. The Servicer shall provide the Indenture Trustee, the Paying Agent, the Enhancer and the Securityholders with written notice of any such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee, the Paying Agent, the Enhancer and the Issuer in writing of any Servicing Default.

     (c) If the Servicer Termination Triggers shall occur and be continuing with respect to a Payment Date, then in each and every such case, and so long as no Enhancer Default exists, the Enhancer may send written notice to the Securityholders of its intention to remove the Servicer and appoint a successor Servicer and the date on which such removal will take place; provided, however, that such date shall be at least 30 days from the date of such notice. None of the Indenture Trustee, the Paying Agent or the Securityholders shall have the right to initiate removal of the Servicer if a Servicer Termination Trigger has occurred.

     Section 7.02 Indenture Trustee to Act; Appointment of Successor.

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee as pledgee of the Mortgage Loans shall itself become, or shall appoint an affiliate of the Indenture Trustee to become, the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of the Servicer to make advances on Mortgage Loans under
Section 3.03(b) and will be subject to all other responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof as soon as practicable, but in no event later than 90 days after the Indenture Trustee becomes successor servicer. During such 90 day period, the Indenture Trustee, with the written consent of the Enhancer, may require the Servicer being terminated to continue to perform such servicing responsibilities (other than making advances on the Mortgage Loans under Section 3.03(b)) as the Indenture Trustee deems appropriate. In such event, the Servicer being terminated shall provide such services as directed by the Indenture Trustee until the earliest of the date the Indenture Trustee notifies such Servicer to discontinue providing such services, the date on which a successor servicer or the Indenture Trustee has assumed all responsibilities, duties and liabilities of the Servicer hereunder or the expiration of the 90 day period. The Servicer shall be entitled to the Servicing Fee hereunder for any period during which the Servicer is obligated to provide such services as if no termination of the

Servicer had occurred. Nothing in this Agreement or in the Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Servicer in its capacity as Seller under the Purchase Agreement, (ii) be responsible or accountable for any act or omission of the Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Servicer, to purchase, repurchase or substitute any Mortgage Loan, (iv) fund any Additional Balances with respect to any Mortgage Loan, (v) fund any losses on any Permitted Investment directed by any other Servicer, or (vi) be responsible for the representations and warranties of the predecessor Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the foregoing, if the Indenture Trustee is (x) unwilling to act as successor Servicer itself or to appoint an affiliate to become successor Servicer, or (y) legally unable so to act, the Indenture Trustee as pledgee of the Mortgage Loans may (in the situation described in clause (x)) or shall (in the situation described in clause (y)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such successor Servicer shall be acceptable to the Enhancer, as evidenced by the Enhancer's prior written consent, which consent shall not be unreasonably withheld. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee itself shall act or appoint an affiliate to act in such capacity as provided above. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation that the Servicer would otherwise have received pursuant to Section 3.11 (or such other compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer (including the obligation to purchase Mortgage Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.05 or to indemnify the Indenture Trustee pursuant to Section 6.06), nor shall any successor Servicer (including the Indenture Trustee) be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement and the requirements (including any notice requirements) of applicable law, as shall be necessary to effectuate any such succession. Notwithstanding the foregoing, the Indenture Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts or for failing to take any action that the Indenture Trustee is legally prohibited from taking by applicable law.

     (b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during its term as Servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13 and (iii) be bound by the terms of the Insurance Agreement.

     (c) Any successor Servicer, including the Indenture Trustee, shall not be deemed in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

     (d) All reasonable costs and expenses (including attorneys' fees) incurred in connection with the transfer of Mortgage Files and the servicing duties to a successor servicer hereunder shall be paid by the related predecessor servicer.

     Section 7.03 Notification to Securityholders. Upon any termination of or appointment of a successor to the Servicer pursuant to this Article VII or
Section 6.04, the Indenture Trustee shall give prompt written notice thereof to the Securityholders, the Enhancer, the Issuer and each Rating Agency.

                                  ARTICLE VIII

                            Miscellaneous Provisions

     Section 8.01 Amendment. This Agreement may be amended from time to time by the parties hereto, but only by written instrument signed by the parties hereto; provided, however, that any such amendment shall be accompanied by a letter from each Rating Agency to the effect that such amendment will not result in a Rating Event if determined without regard to the Policy; provided, further, that the Enhancer, the Paying Agent and the Indenture Trustee shall consent thereto.

     Section  8.02   Exhibits.   The  exhibits  to  this  Agreement  are  hereby
incorporated and made a part hereof and are an integral part of this Agreement.

     Section 8.03 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 8.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Servicer, One Wachovia Center, 18th Floor, Charlotte, North Carolina 28288-0572, Attention: David Mason, Re: Wachovia Asset Securitization 2003-HE2 Trust, Facsimile: (704) 383-3878, (b) in the case of the Enhancer, Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017,
Attention: Research and Risk Management (Wachovia Asset Securitization, Inc. 2003-HE2 Trust), (c) in the case of Moody's, Home Mortgage Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10001, (d) in the case of Standard & Poor's, 55 Water Street, New York, New York 10004, Attention:
Residential Mortgage Surveillance Group, (e) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, (f) in the case of the Issuer, Wachovia Asset

Securitization, Inc. 2003-HE2 Trust, c/o the Owner Trustee at the address set forth in clause (e) above, (g) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee, and (h) in the case of the Paying Agent, at the Corporate Trust Office of the Paying Agent; or, with respect to each of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to the other foregoing Persons. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Note Register or Certificate Register, as the case may be. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the related Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation, and the Indenture Trustee shall have no liability for failure to deliver any such notice or document to any Rating Agency.

     Section 8.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Securities or the rights of the Securityholders.

     Section 8.06 Protection of Confidential Information. The Servicer shall keep confidential and shall not divulge to any party any information pertaining to the Mortgage Loans or any Mortgagor thereunder, except as required pursuant to this Agreement and except to the extent that it is necessary and appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities, regulatory authorities or other governmental agencies or in accordance with the Collection Policy.

     Section 8.07 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Enhancer, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder. The Enhancer shall be an express third-party beneficiary of this Agreement.

     Section 8.08 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 8.09 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 8.10 Termination upon Purchase by the Servicer or Liquidation of All Mortgage Loans; Partial Redemption.

     (a) The respective obligations and responsibilities of the Servicer, the Issuer, the Paying Agent and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee and the Paying Agent pursuant to the Indenture following the earlier of:

          (i) the date on or before which the Indenture or the Trust Agreement is terminated, or

          (ii) the purchase by the Servicer from the Issuer of all Mortgage Loans and REO Property in accordance with Section 8.10(b).

     (b) The Servicer shall have the right to purchase from the Issuer all of the Mortgage Loans and related REO Property if the Note Balance of the Notes as of any Payment Date is less than 10% of the Note Balance of the Notes as of the Closing Date, (provided that a draw on the Policy would not occur as a result of such purchase, and provided further that the purchase price will provide sufficient funds to pay the outstanding Note Balance and accrued and unpaid interest on the Notes to the Payment Date on which such amounts are to be distributed to the Securityholders), at a price equal to 100% of the aggregate unpaid Principal Balance of all such remaining Mortgage Loans, plus accrued and unpaid interest thereon at the weighted average of the Loan Rates thereon up to the date preceding the Payment Date on which such amounts are to be distributed to the Securityholders (and in the case of REO Property, the fair market value of the REO Property), plus any amounts due and owing to the Enhancer under the Insurance Agreement related to the Mortgage Loans or the Notes (and any unpaid Servicing Fee relating to the Mortgage Loans shall be deemed to have been paid at such time), plus any Interest Shortfall and interest owed thereon to the Noteholders. The purchase price paid by the Servicer shall also include any amounts owed by the Seller pursuant to Section 3.01(d) of the Purchase Agreement in respect of any liability, penalty or expense that resulted from a breach of the representation and warranty set forth in Section 3.01(b)(xi), that remain unpaid on the date of such purchase.

     The Servicer shall send written notice to the Indenture Trustee, the Paying Agent and the Enhancer of its intent to exercise its right to purchase any of the Mortgage Loans pursuant to this Section 8.10(b).

     If such right is exercised by the Servicer, the Servicer shall deposit the amount calculated pursuant to this Section 8.08(b) with the Indenture Trustee or the Paying Agent pursuant to Section 4.10 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee shall release to the Servicer, the files pertaining to the Mortgage Loans being purchased. The Servicer, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the related Mortgage Loans are to be released to the Servicer, appropriate documents assigning each such Mortgage Loans from the Indenture Trustee or the Issuer to the Servicer or the appropriate party.

     Section 8.11 Certain Matters Affecting the Indenture Trustee and the Paying Agent. For all purposes of this Agreement, in the performance of any of each of their duties or in the exercise of any of either of their powers hereunder, the Indenture Trustee and the Paying Agent shall be subject to and entitled to the benefits of Article VI of the Indenture.

     Section 8.12 Owner Trustee, Paying Agent and Indenture Trustee Not Liable for Related Documents. The recitals contained herein shall be taken as the statements of the

Servicer, and the Owner Trustee, the Paying Agent and the Indenture Trustee assume no responsibility for the correctness thereof. The Owner Trustee, the Paying Agent and the Indenture Trustee make no representations as to the validity or sufficiency of this Agreement, of any Basic Document or Related Document, or of the Certificates (other than the signatures of the Owner Trustee and the Indenture Trustee on the Certificates) or the Notes. The Owner Trustee, the Paying Agent and the Indenture Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including the compliance by the Depositor, the Seller or the Servicer with any warranty or representation made under any Basic Document or the accuracy of any such warranty or representation, or any action of any person taken in the name of the Owner Trustee, the Paying Agent or the Indenture Trustee.

     IN WITNESS WHEREOF, the Servicer, the Issuer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          as Servicer



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         WACHOVIA ASSET SECURITIZATION, INC.
                                          2003-HE2 TRUST, as Issuer

                                         By:Wilmington Trust Company, not in its
                                          individual capacity but solely as
                                          Owner Trustee


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          as Paying Agent



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         U.S. BANK NATIONAL ASSOCIATION, not in
                                          its individual capacity but solely as
                                          Indenture Trustee



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                   EXHIBIT B

                               COLLECTION POLICY

                                [See attachment]

                                   EXHIBIT C

                           LIMITED POWER OF ATTORNEY

                        KNOW ALL MEN BY THESE PREMISES:

     That U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"), under the indenture dated as of July 2, 2003 (the "Indenture"), among Wachovia Asset Securitization, Inc. 2003-HE2 Trust, as issuer, Wachovia Bank, National Association, as Paying Agent, and the Indenture Trustee, a national bank, and having its principal office located at East Fifth Street, St. Paul, Minnesota 55101, Attn: Client Manager - WASI 2003-2, hath made, constituted and appointed, and does by these presents make, constitute and appoint Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, its true and lawful Attorney-in-Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf, and to perform such other act or acts as may be customarily and reasonably necessary and appropriate, to effectuate the following enumerated transactions in respect of any of the Mortgages securing a Mortgage Loan and the related Loan Agreements for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of such Loan Agreement secured by any such Mortgage) and for which Wachovia Bank, National Association is acting as Servicer pursuant to the Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage, where said modification or re-recording is for the purpose of correcting the Mortgage to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the Lien of the Mortgage as insured.

2. The subordination of the Lien of a Mortgage to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

3. With respect to a Mortgage, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

     a. The substitution of trustee(s) serving under a Mortgage, in accordance with state law and the Mortgage;

     b.   The   preparation   and   issuance   of   statements   of   breach  or
          non-performance;

     c.   The preparation and issuance of notices of default;

     d. Cancellations/rescissions of notices of default and/or notices of sale;

     e.   The taking of a deed in lieu of foreclosure; and

     f.   Such other  documents and actions as may be necessary  under the terms
          of  the  Mortgage  or  state  law  to   expeditiously   complete  said
          transactions.

4. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.   The completion of loan assumption agreements.

6. The full satisfaction/release of a Mortgage or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Loan Agreement.

7. The assignment of any Mortgage and the related Loan Agreement, in connection with the repurchase of the Mortgage Loan secured and evidenced thereby.

8. The full assignment of a Mortgage upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Loan Agreement.

9.   The modification or re-recording of a Mortgage,  where said modification or
     re-recording   is  for  the  purpose  of  any   modification   pursuant  to
     Section 4.01 of the Servicing Agreement.

10. The subordination of the Lien of a Mortgage, where said subordination is in connection with any modification pursuant to Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

     The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

     Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

     Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked, unless an instrument of revocation has been made in writing by the undersigned.

                                         U.S. Bank National Association,
                                          not in its individual capacity
                                          but solely as Indenture Trustee



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

STATE OF                            )
                                    SS.
COUNTY OF                           )


     On this [___] day of July, 2003, before me the undersigned, Notary Public of said State, personally appeared ,
                                     -------------------------------------------
personally known to me to be duly authorized officers of U.S. Bank National Association that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of U.S. Bank National Association therein named, and acknowledged to me such U.S. Bank National Association executed the within instrument pursuant to its by-laws.

                                            WITNESS my hand and official seal.




                                            Notary Public in and for the
                                            State of
                                                    ----------------------------


After recording, please mail to:




Attn:
     ---------------------------

                                   EXHIBIT D

                          FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:  REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)             Mortgage Loan
Prepaid in Full                                        Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."



-----------------------------------------
Wachovia Bank, National Association
Authorized Signature

******************************************************************************
TO CUSTODIAN: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

Enclosed Documents:   [  ]   Loan Agreement


Name
    ----------------------------
Title
      --------------------------

                                      D-1
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